EXHIBIT INDEX

1.4 Resolution of the Board of Directors of IDS Life of New York establishing 8 additional subaccounts within the seperate account, dated April 18, 2001

8.3(a) Copy of Participation Agreement among Variable Insurance Products Fund, Fidelity Distributors Corporation and IDS Life Insurance Company of New York, dated Sept. 29, 2000

8.3(b) Copy of Participation Agreement among Variable Insurance Products Fund III, Fidelity Distributors Corporation and IDS Life Insurance Company of New York, dated Sept. 20, 2000

8.5 Copy of Participation Agreement Between Janus Aspen Series and IDS Life Insurance Company of New York, dated September 29, 2000

8.6 Copy of Participation Agreement Among MFS Variable Insurance Trust, IDS Life Insurance Company of New York and Massachusetts Financial Service Company, dated September 29, 2000

9. Opinion of counsel and consent to its use as the legality of the securities being registered

10.      Consent of Independent Auditors

14.      Power of Attorney to sign this Registration Statement dated
         April 25, 2001